UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2020

YETI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38713	45-5297111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7601 Southwest Parkway
Austin, Texas 78735
(Address of principal executive offices, including zip code)
(Registrant's telephone number, including area code): (512) 394-9384
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	YETI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 19, 2020, Jeffrey A. Lipsitz resigned from his position as a Class III director on the Board of Directors (the “Board”) of YETI Holdings, Inc. (“YETI”). Mr. Lipsitz’s decision to resign as a director of YETI was not due to any disagreements with YETI on any matter relating to YETI’s operations, policies or practices.

Effective as of May 26, 2020, the Board appointed Tracey D. Brown as a Class III director to fill the vacancy created by Mr. Lipsitz’s resignation. Ms. Brown will serve for an initial term ending at YETI’s 2021 Annual Meeting of Stockholders and until her successor is duly elected and qualified. The Board also determined that Ms. Brown is an independent director under applicable listing rules under The New York Stock Exchange and appointed Ms. Brown to the Nominating and Governance Committee of the Board, having determined that she satisfies all applicable requirements to serve on such committee.

Ms. Brown is not a party to any arrangement or understanding with any person pursuant to which she was appointed as a director, nor is she a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving YETI or any of its subsidiaries.

For her service on the Board as a non-employee director, Ms. Brown will receive compensation in the same manner as YETI’s other non-employee directors, including a pro-rated automatic initial restricted stock unit grant, in accordance with the YETI Non-Employee Director Compensation Policy, which was filed as Exhibit 10.20 to YETI’s Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on September 27, 2018 (as amended, the “Registration Statement”).

YETI will enter into an indemnification agreement with Ms. Brown in substantially the same form as the Form of Director and Officer Indemnification Agreement, which was filed as Exhibit 10.21 to the Registration Statement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2020, YETI held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on the record date of March 25, 2020, there were 86,894,318 shares of YETI’s common stock outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, the following proposals were submitted to a vote of YETI’s stockholders, with the final voting results indicated below:

Proposal 1 — Election of Three Class II Directors. YETI’s stockholders elected the following three directors to serve as Class II directors for a term of three years ending at the 2023 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

	For	Withheld	Broker Non-Votes
Mary Lou Kelley	57,135,104	15,447,048	9,154,455
Dustan E. McCoy	57,929,701	14,652,451	9,154,455
Robert K. Shearer	57,133,377	15,448,775	9,154,455

Proposal 2 — Recommendation, on an advisory basis, on the frequency of future non-binding advisory votes on the compensation of our named executive officers. YETI’s stockholders have recommended, on an advisory basis, to hold future non-binding advisory votes on the compensation of our named executive officers every year. Based on the results of the advisory vote on the frequency of the advisory vote on executive compensation, the Board has determined that YETI will hold its advisory vote on the compensation of our named executive officers every year until the next advisory vote on the frequency of the advisory vote on executive compensation.

1 Year	2 Years	3 Years	Abstained
72,304,552	26,536	123,691	127,373

Proposal 3 — Ratification of the Appointment of Grant Thornton LLP as YETI’s Independent Registered Public Accounting Firm for the Fiscal Year Ending January 2, 2021. YETI’s stockholders ratified the appointment of Grant Thornton LLP as its independent registered public accounting firm for the fiscal year ending January 2, 2021.

For	Against	Abstained
81,581,210	36,447	118,950

There were no broker non-votes with respect to Proposal 3.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing Mr. Lipsitz’s retirement from, and Ms. Brown’s appointment to, the Board is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information in this report shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
99.1	Press release issued by YETI Holdings, Inc., dated May 26, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YETI Holdings, Inc.

Date: May 26, 2020	By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale
Senior Vice President, General Counsel and Secretary

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